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                                                                   EXHIBIT 10.10


                              EMPLOYMENT AGREEMENT





         EMPLOYMENT AGREEMENT (the "'Agreement"') made and entered into as of this lst day of January, 1998, by and between SCI EXECUTIVE SERVICES, INC., a Delaware corporation (the "Company") wholly owned by SERVICE CORPORATION INTERNATIONAL, a Texas corporation (the "Parent") and successor by assignment to all of the rights, duties and obligations under this Agreement, and George R. Champagne (the "Employee");

         WHEREAS, the Company, the Parent and the Employee desire to join in the execution of this Agreement to set out more fully the rights, duties and obligations of the parties hereto;

         WHEREAS, Employee is employed by the Company in a management capacity, has extraordinary access to the Company's confidential business information, and has significant duties and responsibilities in connection with the conduct of the company's business which places Employee in a special and uncommon classification of employees; and

         WHEREAS, attendant to Employee's employment by the Company, the Company and Employee wish for there to be a complete understanding and agreement between the Company and Employee with respect to the fiduciary duties owed by Employee to the Company; Employee's obligation to avoid conflicts of interest, disclose pertinent information to the Company, and refrain from using or disclosing the Company's information; the term of employment and conditions for or upon termination thereof; the compensation and benefits owed to Employee; and the post-employment obligations Employee owes to the Company; and

         WHEREAS, but for Employee's agreement to the covenants and conditions of this Agreement, particularly the conflict of interest provisions, the provisions with respect to confidentiality of information and the ownership of intellectual property, and the post-employment obligations of Employee, the Company would not have entered into this Agreement;

         NOW, THEREFORE, in consideration of Employee's continued employment by the Company and the mutual promises and covenants contained herein, the receipt and sufficiency of such consideration being hereby acknowledged, the Company and Employee agree as follows:





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         1. Employment and Term. The Company agrees to employ the Employee and the Employee agrees to remain in the employ of the Company, in accordance with the terms and provisions of this Agreement, for the period beginning on the date hereof and ending as of the close of business on December 31, 1999 (such period together with all extensions thereof, is referred to hereinafter as the "Employment Period"); provided, however, that commencing on the date one year after the date hereof, and on each January 1 thereafter (each such date shall be hereinafter referred to as a "Renewal Date") the Employment Period shall be automatically extended so as to terminate two (2) year(s) from such Renewal Date if (i) the Compensation Committee of the Board of Directors of the Parent (hereinafter referred to as the "Compensation Committee") authorizes such extension during the 60-day period preceding such Renewal Date and (ii) the Employee has not previously given the Company written notice that the Employment Period shall not be so extended. In the event that the Company gives the Employee written notice at any time that the Compensation Committee has determined not to authorize such extension, or if the Company fails to notify the Employee of the Compensation Committee's determination prior to the Renewal Date (the "Renewal Deadline"), the Employment Period shall be extended so as to terminate two (2) year(s) after the date such notice is given (or, in case of a failure to notify, two (2) year(s) after the Renewal Deadline) and shall not thereafter be further extended.

         2. Duties and Powers of Employee. (a) Position; Location. During the Employment Period, the Employee shall - perform such duties and have such powers as designated by the Board of Directors of the Company (the "Board") in connection with the execution of this Agreement. The Employee's services shall be performed at the location where the Employee is currently employed or any office which is the headquarters of the Company and is less than 50 miles from such location. During the Change of Control Period, the Employee's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned with or by the Company or the Parent at any time during the 90-day period immediately preceding the Change of Control Date (as defined in Section 16(a) below).

                  (b) Duties, During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote his attention and time during normal business hours to the business and affairs of the Company and to use the Employee's best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Employee to (i) serve on corporate, civic or charitable boards



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or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Employee prior to the date of this Agreement or subsequent thereto consistent with this Section 2(b), the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) shall not thereafter be deemed to interfere with the performance of the Employee's responsibilities to the Company.

                  (c) Employee agrees and acknowledges that he owes, and will comply with, a fiduciary duty of loyalty, fidelity or allegiance to act at all times in the best interests of the Company and to take no action or fail to take action if such action or failure to act would injure the Company's business, its interests or its reputation.

         3. Compensation. The Employee shall receive the following compensation for his services:


                  (a) Salary. During the Employment Period, he shall be paid an annual base salary ("Annual Base Salary") at the rate of not less than $360,000 per year, in substantially equal bi-weekly installments, and subject to any and all required withholdings and deductions for Social Security, income taxes and the like. The Compensation Committee may from time to time direct such upward adjustments to Annual Base Salary as the Compensation Committee deems to be appropriate or desirable; provided, however, that during the Change of Control Period, the -Annual Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to other employees of comparable rank with the Company and its affiliated companies (as defined in Section 16(d) below). Annual Base Salary shall not be reduced after any increase thereof pursuant to this Section 3(a). Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation of the Company under this Agreement.

                  (b) Incentive Cash Compensation. During the Employment Period, he shall be eligible annually for a cash bonus at the discretion of the Compensation Committee (such aggregate awards for each year are hereinafter referred to as the "Annual Bonus") and at the discretion of the Compensation Committee to receive awards from any plan of the Company or any of its affiliated companies providing for the payment of



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bonuses in cash to employees of the Company or its affiliated companies having rank comparable to that of the Employee (such plans being referred to herein collectively as the "Cash Bonus Plans") in accordance with the terms thereof; provided, however, that, during the Change of Control Period, the Employee shall be awarded, for each fiscal year ending during the Change of Control Period, an Annual Bonus at least equal to the Highest Recent Bonus (as defined in section 16(e) below). Each Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Employee shall elect to defer the receipt of such Annual Bonus.

                  (c) Incentive and Savings and Retirement Plans. During the Employment Period, the Employee shall be entitled to participate in all incentive and savings (in addition to the Cash Bonus Plans) and retirement plans, practices, policies and programs applicable generally to other employees of comparable rank with the Company and its affiliated companies.

                  (d) Welfare Benefit Plans. During the Employment Period, the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in all welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other employees of comparable rank with the Company and its affiliated companies.

                  (e) Expenses. During the Employment Period and for so long as the Employee is employed by the Company, he shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in accordance with the policies, practices and procedures of the Company and its affiliated companies from time to time in effect.

                  (f) Fringe Benefits. During the Employment Period, the Employee shall be entitled to fringe benefits in accordance with the plans, practices, programs and policies of the Company and its affiliated companies from time to time in effect, commensurate with his position and on a basis at least comparable to those received by other employees of comparable rank with the Company and its affiliated companies.

                  (g) Office and Support Staff. During the Employment Period, the Employee shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance,



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commensurate with his position and on a basis at least comparable to those received by other employees of comparable rank with the Company and its affiliated companies.

                  (h) Vacation and Other Absences. During the Employment Period, the Employee shall be entitled to paid vacation and such other paid absences whether for holidays, illness, personal time or any similar purposes, in accordance with the plans, policies, programs and practices of the Company and its affiliated companies in effect from time to time, commensurate with his position and on a basis at least comparable to those received by other employees of comparable rank with the Company and its affiliated companies.

                  (i) Change of Control. During the Change of Control Period, the Employee's benefits listed under Sections 3(c), 3(d), 3(e), 3(f), 3(g) and 3(h) above shall be at least commensurate in all material respects with the most valuable and favorable of those received by the Employee at any time during the 90-day period immediately preceding the Change of Control Date.

         4. Termination of Employment. (a) Death or Disability. The Employment Period shall terminate automatically upon the Employee's death during the Employment Period. If the Company determines in good faith that the Disability of the Employee has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Employee written notice in accordance with Section 17(b) of its intention to terminate the Employment Period. In such event, the Employment Period shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement, "Disability" shall mean the inability of the Employee to perform the Employee's duties with the Company on a full-time basis as a result of incapacity due to mental or physical illness which continues for more than one year after the commencement of such incapacity, such incapacity to be determined by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably).

                  (b) Cause. The Company may terminate the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean (i) a material breach by the Employee of Section 9 which is willful on the Employee's part or which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and its affiliated companies, or (ii) a



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material breach by the Employee of the Employee's obligations under Section 2
(other than a breach of the Employee's obligations under Section 2 arising from the failure of the Employee to work as a result of incapacity due to physical or mental illness) or any material breach by the Employee of Section 10, 11 or 12 of this Agreement which in either case is willful on the Employee's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and its affiliated companies and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach, or (iii) the conviction of the Employee of a felony involving malice which conviction has been affirmed on appeal or as to which the period in which an appeal can be taken has lapsed.

                  (c) Good Reason; Window Period. The Employee's employment may be terminated (i) by the Employee for Good Reason (as defined below) or (ii) during the Window Period (as defined below) by the Employee without any reason. For purposes of this Agreement, the "Window Period" shall mean the 30-day period immediately following the first anniversary of the Change of Control Date. For purposes of this Agreement, "Good Reason" shall mean

                           (i) the assignment to the Employee of any duties inconsistent in any respect with the Employee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities prior to the date of such assignment or any other action by the Company or the Parent which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated and insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;


                           (ii) any failure by the Company to comply with any of the provisions of Section 3, other than an isolated and insubstantial failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

                           (iii) the Company's requiring the Employee to be based at any office or location other than that described in Section 2(a);




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


                           (iv) any purported termination by the Company of the Employee's employment otherwise than as expressly permitted by this Agreement; or

                           (v) any failure by the Company or the Parent to comply with and satisfy Section 16(c), provided that the successor referred to in Section 16(c) has received at least ten days prior written notice from the Company or the Employee of the requirements of
         Section 16(c).

For purposes of this Section 4(c), during the Change of Control Period, any good faith determination of "Good Reason" made by the Employee shall be conclusive.

                  (d) Notice of Termination. Any termination by the Company for Cause or by the Employee without any reason during the Window Period or for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 17(b). For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employment Period under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice). The failure by the Employee or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Employee or the Company hereunder or preclude the Employee or the company from asserting such fact or circumstance in enforcing the Employee's or the Company's rights hereunder.

                  (e) Date of Termination. "Date of Termination" means (i) if the Employee's employment is terminated by the Company for Cause, or by the Employee during the Window Period or for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be,
(ii) if the Employee's employment is terminated by the Company other than for Cause or Disability, or by the Employee other than for Good Reason or during the Window Period, the Date of Termination shall be the date on which the Company or the Employee, as the case may be, notifies the other of such termination and
(iii) it the Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be. Notwithstanding the foregoing, if the Company gives the Employee written notice pursuant to the second sentence of Section I hereof, then "Date of




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Termination" shall mean the last day of the two (2)-year period for which the
Employment Period is extended pursuant to such sentence.

         5. Obligations of the Company Upon Termination. (a) Certain Terminations Prior to Change of Control Date. If, during the Employment Period prior to any Change of Control Date, the employment of the Employee with the Company shall be terminated (i) by the Company other than for Cause, death or Disability or (ii) by the Employee for Good Reason, then, in lieu of the obligations of the Company under Section 3, (1) the Company shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination all Unpaid Agreement Amounts (as defined in Section 5(b) (i) (A) below) and (ii) notwithstanding any other provision hereunder, for the longer of (A) the remainder of the Employment Period or (B) to the extent compensation and/or benefits are provided under any plan, program, practice or policy, such longer period, if any, as such plan, program, practice or policy may provide, the Company shall continue to provide to the Employee the compensation and benefits provided in Sections 3(a), 3(c) and 3(d) (it being understood that if the Company gives the Employee written notice that the Compensation Committee has determined not to authorize an extension,' or fails to notify the Employee of the Compensation Committee's determination prior to the Renewal Deadline, in either case as contemplated by the second sentence of Section 1 hereof, the giving of such notice or the failure to so notify the Employee shall not be deemed a termination of the employment of the Employee with the Company during the Employment Period for purposes of this Section 5(a)).

                  (b) Certain Terminations After Change of Control Date. If, during the Change of Control Period, the employment of the Employee with the Company shall be terminated (i) by the Company other than for Cause, death or Disability or (ii) by the Employee either for Good Reason or without any reason during the Window Period, then, in lieu of the obligations of the Company under
Section 3 and notwithstanding any other provision hereunder:

                           (i) the Company shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                                  (A) the sum of (1) all unpaid amounts due to
                  the Employee under Section 3 through the Date of Termination, including without limitation, the Employee's Annual Base Salary and any accrued vacation pay, (2) the product of (x) the Highest Recent Bonus and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Employee




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                  (together with any accrued interest or earnings thereon) to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and (3) shall be hereinafter referred to as the "Accrued obligations" and the sum of the amounts described in clauses (1) and (3) shall be hereinafter referred to as the "Unpaid Agreement Amounts"); and

                                  (B) the amount (such amount shall be
                  hereinafter referred to as the "Severance Amount") equal to the sum of

                                              (1) Two (2) multiplied by the
                           Employee's Annual Base Salary, plus

                                              (2) Two (2) multiplied by the
                           Employee's Highest Recent Bonus;

                           (ii) for the longer of (A) the remainder of the Employment Period or (B) to the extent benefits are provided under any plan, program, practice or policy, such longer period as such plan, program, practice or policy may provide, the Company shall continue benefits to the Employee and/or the Employee's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(d) if the Employee's employment had not been terminated, in accordance with the most favorable plans, practices, programs or policies of the Company and its affiliated companies as in effect and applicable generally to other employees of comparable rank and their families during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other employees of comparable rank with the Company and its affiliated companies and their families; provided, however, that if the Employee becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be required only to the extent not provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility of the Employee for retiree benefits pursuant to such plans, practices, programs and policies, the Employee shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period; and

                           (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Employee and/or the Employee's family for the remainder of the Employment Period any other amounts or benefits required to be





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         paid or provided or which the Employee and/or the Employee's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies as in effect and applicable generally to other employees of comparable rank with the Company and its affiliated companies and their families during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Employee, as in effect generally thereafter with respect to other employees of comparable rank with the Company and its affiliated companies and their families.

  such amounts received under this Section 5(b) shall be in lieu of any other amount of severance relating to salary or bonus continuation to be received by the Employee upon termination of employment of the Employee under any severance plan, policy or arrangement of the Company.

                  (c), Termination as a Result of Death. If the Employee's employment is terminated by reason of the Employee's death during the Employment Period, in lieu of the obligations of the Company under Section 3, the Company shall pay or provide to the Employee's estate (i) all Accrued Obligations (which shall be paid in a lump sum in cash within 30 days after the Date of Termination) and the timely payment or provision of the Welfare Benefit Continuation (as defined below) and the Other Benefits (as defined below) and
(ii) any cash amount to be received by the Employee or the Employee's family as a death benefit pursuant to the terms of any plan, policy or arrangement of the Company and its affiliated companies. "Welfare Benefit Continuation" shall mean the continuation of benefits to the Employee and/or the Employee's family for the longer of (i) two (2) year(s) from the Date of Termination or (ii) the period provided by the plans, programs, policies or practices described in
Section 3(d) in which the Employee participates as of the Date of Termination, such benefits to be at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in
Section 3(d) if the Employee's employment had not been terminated, in accordance with the most favorable plans, practices, programs or policies of the Company and its affiliated companies as in effect and applicable generally to other employees of comparable rank and their families on the Date of Termination or, if the Date of Termination occurs after the Change of Control Date, during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Employee, as in effect generally at any time thereafter with respect to other employees of comparable rank with the Company and its affiliated companies and their families. "Other Benefits" shall mean the timely payment or provision to the Employee and/or the Employee's family of any other amounts or benefits required, to be paid or provided or which the Employee



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and/or the Employee's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies as in effect and applicable generally to other employees of comparable rank and their families on the Date of Termination or, if the Date of Termination occurs after the Change of Control Date, during the 90-day period immediately preceding the Change of Control Date or, if more favorable to the Employee, as in effect generally thereafter with respect to other employees of comparable rank with the Company and its affiliated companies and their families.

                  (d) Termination as a Result of Disability. If the Employee's employment is terminated by reason of the Employee's Disability during the Employment Period, in lieu of the obligations of the Company under Section 3, the Company shall pay or provide to the Employee (i) all Accrued Obligations which shall be paid in a lump sum in cash within 30 days after the Date of Termination and the timely payment or provision of the Welfare Benefit Continuation and the Other Benefits, provided, however, that if the Employee becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the Welfare Benefit Continuation shall be required only to the extent not provided under such other plan during such applicable period of eligibility, and (ii) any cash amount to be received by the Employee as a disability benefit pursuant to the terms of any plan, policy or arrangement of the Company and its affiliated companies.

                  (e) Cause; Other than for Good Reason. If the Employee's employment shall be terminated during the Employment Period by the Company for Cause or by the Employee other than during the Window Period and other than for Good Reason, in lieu of the obligations of the Company under Section 3, the Company shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination all Unpaid Agreement Amounts.

         6. Non-exclusivity of Rights. Except as provided in Sections 5(a), 5(b)(i)(B), 5(b)(ii), 5(c) and 5(d), nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy,



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

practice or program or contract or agreement except as explicitly modified by this Agreement.

         7. Full Settlement; Resolution of Disputes. (a) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and, except as provided in Sections 5 (b) (ii) and 5 (d), such amounts shall not be reduced whether or not the Employee obtains other employment. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Employee or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Employee about the amount of any payment pursuant to this Agreement), plus in! each case interest on any payment required to be made under this Agreement but not timely paid at the rate provided for in Section 28OG(d) (4) of the Internal Revenue Code of 1986, as amended (the "Code") .

                  (b,) If there shall be any dispute between the Company and the Employee (i) in the event of any termination of the Employee's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment by the Employee, whether Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Employee of the existence of Good Reason was not made in good faith, the Company shall pay all amounts, and provide all benefits, to the Employee and/or the Employee's family or other beneficiaries, as the case may be, that the company would be required to pay or provide pursuant to Section 5(a) or 5(b) as though such termination were by the Company without Cause or by the Employee with Good Reason. The Employee hereby undertakes to repay to the Company all such amounts to which the Employee is ultimately adjudged by such court not to be entitled.

         8. Certain Additional Payments by the Company. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 8) (a "Payment")



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would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by an accounting firm of national reputation selected by the Company (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving (or has served within the three years preceding the Change of Control Date) as accountant or auditor for the individual, entity or group effecting the Change of Control, or is unwilling or unable to perform its obligations pursuant to this Section 8, the Employee shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Employee within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written opinion that failure to report the Excise Tax on the Employee's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 8(c) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the

Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

                  (c) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that,if successful, would require the payment by the Company of the Gross Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which the Employee gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Company, subject to the provisions of this Section 8(c), shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner. In this connection, the Employee agrees, subject to the provisions of this Section 8(c), to (i) prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine, (ii) give the Company any information reasonably requested by the Company relating to such claim, (iii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company, (iv) cooperate with the Company in good faith in order to effectively contest such claim and (v) permit the Company to participate in any proceedings relating to such claim. The foregoing is subject, however, to the following: (A) the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed in connection therewith and the payment of costs and expenses in such connection, (B) if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee, on an interest-free basis, and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance, (C) any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due shall be limited solely to such contested amount and (D) the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                (d) If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 8(c), the Employee becomes entitled to receive any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         9. Confidential Information. The Employee shall hold in a fiduciary capacity for the benfit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Employee or representatives of the Employee in violation of this Agreement). After termination of the Employee's employment with the Company or any of its affiliated companies, the Employee shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement. Subject to the previous sentence, nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Employee.

         10. Employee's obligation to Avoid Conflicts of Interest. (a) In keeping with Employee's fiduciary duties to the company, Employee agrees that he shall not knowingly become involved in circumstances constituting a conflict of interest with .such duties, or upon discovery thereof, allow such a conflict to continue. Moreover, Employee agrees that he shall disclose to the Secretary of the Parent or the Company any facts which might involve a conflict of interest that have not been approved by the Company. The Board hereby acknowledges and agrees that the activities of Employee listed on Schedule A hereto do not, and the continuation of such activities will not, constitute a conflict of interest for purposes of this
Section 10.

                  (b) In this connection, it is agreed that any direct interest in, connection with, or benefit from any outside activities, particularly commercial activities, which might in any way adversely affect the Company of any of its affiliated companies, involves a possible conflict of interest. Circumstances in which a conflict of interest on the part of Employee would or might arise, and which should be reported immediately to the Company or the Parent, include, but are not limited to, the following:

                                    (i) Ownership of a material interest in any
                           lender, supplier, contractor, customer or other entity with which the Company or any of its affiliated companies does business;

                                    (ii) Acting in any capacity, including
                           director,officer, partner, consultant, employee, distributor,agent or the like, for lenders, suppliers, contractors, subcontractors, customers or other entities with which the Company or any of its affiliated companies does business;

                                    (iii) Acceptance, directly or indirectly, of
                           payments, services or loans from a lender, supplier, contractor, subcontractor, customer or other entity with which the Company or any of its affiliated companies does business, including but not limited to, gifts, trips, entertainment, or other favors of more than a nominal value, but excluding loans from publicly held insurance companies and commercial or savings banks at normal rates of interest;

                                    (iv) Misuse of information or facilities to
                           which Employee has access in a manner which will be detrimental to the company's or any of its affiliated companies' interest, such as utilization for Employee's own benefit of know-how or information developed through the Company's or any of its affiliated companies' business activities;

                                    (v) Disclosure or other misuse of
                           information of any kind obtained through Employee's connection with the Company or any of its affiliated companies; or

                                    (vi) Acquiring or trading in, directly or
                           indirectly, other properties or interests connected with the design or marketing of products or services designed or marketed by the company or any of its affiliated companies.

                  (c) In the event that the Company determines, in the exercise of its reasonable judgment, that a conflict of interest exists between the Employee and the Company or any of its affiliated companies, the Company shall notify the Employee in writing in accordance with Section 17(b) hereof, providing reasonably detailed information identifying the source of the conflict of interest. Within the 60-day period following receipt of such notice, the Employee shall take action satisfactory to the Company to eliminate the conflict of interest. Failure of the Employee to take such action within such 60-day period shall constitute "Cause" under Section 4(b) hereof.

         11. Disclosure of Information, Ideas, Concepts, Improvements, Discoveries and Inventions. As part of Employee's fiduciary duties to the Company, Employee agrees that during the Employment Period, and for a period of six (6) months after the Date of Termination, Employee shall promptly disclose in writing to the Company all information, ideas, concepts, improvements, discoveries and inventions, whether patentable or not, and whether or not reduced to practice, which are conceived, developed, made or acquired by Employee, either individually or jointly with others, and which relate to the business, products or services of the company or any of its affiliated companies, irrespective of whether Employee utilized the Company's or any of its affiliated companies' time or facilities and irrespective of whether such information, idea, concept, improvement, discovery or invention was conceived, developed, discovered or acquired by Employee on the job, at home, or elsewhere. This obligation extends to all types of information, ideas and concepts, including information, ideas and concepts relating to new types of services, corporate opportunities, acquisition prospects, the identity of key representatives within acquisition prospect organizations, prospective names or service marks for the Company's or any of its affiliated companies' business activities, and the like.

         12. Ownership of Information, Ideas, Concepts Improvements, Discoveries and Inventions and all- Original Works of Authorship. (a) All information, ideas, concepts, improvements, discoveries and inventions, whether patentable or not, which are conceived, made, developed or acquired by Employee or which are disclosed or made known to Employee, individually or in conjunction with others, during Employee's employment by the Company or any of its affiliated companies and which relate to the Company's or any of its affiliated companies' business, products or services (including all such information relating to corporate opportunities, research, financial and sales data, pricing and trading terms, evaluations, opinions, interpretations, acquisition prospects, the identity of customers or their requirements, the identity of key contacts within the customer's organizations or within the organization of acquisition prospects, or marketing and merchandising techniques, prospective names and marks) are and shall be the sole and exclusive property of the Company. Moreover, all drawings, memoranda, notes, records, files, correspondence, manuals, models, specifications, computer programs, maps and all other writings or materials of any type embodying any of such information, ideas, concepts, improvements, discoveries and inventions are and shall be the sole and exclusive property of the Company.

                  (b) In particular, Employee hereby specifically sells, assigns and transfers to the Company all of his worldwide right, title and interest in and to all such information, ideas, concepts, improvements, discoveries or inventions, and any United States or foreign applications for patents, inventor's certificates or other industrial rights that may be filed thereon, including divisions, continuations, continuations-in-part, reissues and/or extensions thereof, and applications for registration of such names and marks. Both during the period of Employee's employment by the Company or any of its affiliated companies and thereafter, Employee shall assist the Company and its nominee at all times in the protection of such information, ideas, concepts, improvements, discoveries or inventions, both in the United States and all foreign countries, including but not limited to, the execution of all lawful oaths and all assignment documents requested by the Company or its nominee in connection with the preparation, prosecution, issuance or enforcement of any applications for United states or foreign letters patent, including divisions, continuations, continuations -in-part, reissues, and/or extensions thereof, and any application for the registration of such names and marks.

                  (c) Moreover, if during Employee's employment by the Company or any of its affiliated companies Employee creates any original work of authorship fixed in any tangible medium of expression which is the subject matter of copyright (such as videotapes, written presentations on acquisitions, computer programs, drawings, maps, architectural renditions, models, manuals, brochures or the like) relating to the Company's or any of its affiliated companies' business, products, or services, whether such work is created solely by Employee or jointly with others, the Company shall be deemed the author of such work if the work is prepared by Employee in the scope of his or her employment; or, if the work is not prepared by Employee within the scope of his or her employment but is specially ordered by the Company as a contribution to a collective work, as a part of a motion picture or other audiovisual work, as a translation, as a supplementary work, as a compilation or as an instrumental text, then the work shall be considered to be work made for hire and the Company shall be the author of the work. In the event such work is neither prepared by the Employee within the scope of his or her employment or is not a work specially ordered and deemed to be a work made for hire, then Employee hereby agrees to assign, and by these presents does assign, to the Company all of Employee's worldwide right, title and interest in and to such work and all rights of copyright therein. Both during the period of Employee's employment by the Company or any of its affiliated companies and thereafter, Employee agrees to assist the Company and Its nominee, at any time, in the protection of the Company's worldwide right, title and interest in and to the work and all rights of copyright therein, including but not limited to, the execution of all formal assignment documents requested by the Company or its nominee and the execution of all lawful oaths and applications, for registration of copyright in the United States and foreign countries.

         13. Employee's Post-Employment Non-Competition Obligations. (a)During the Employment Period and, subject to the conditions of Sections 13(b) and 13(c), for a period of two (2) year(s) thereafter (the "Non-Competition Period"), Employee shall not, acting alone or in conjunction with others, directly or indirectly, in any of the business territories in which the Company or any of its affiliated companies is presently or at the time of termination of employment conducting business, engage in any business in competition with the business conducted by the Company or any of its affiliated companies at the time of the termination of the employment relationship, whether for his own account or by soliciting, canvassing or accepting any business or transaction for or from any other company or business in competition with such business of the Company or any of its affiliated companies.

                  (b) If Employee's employment is discontinued- (i) by Company for Cause pursuant to Section 4(b); or (ii) by Employee because of any reason other than for Good Reason or other than during the Window Period pursuant to
Section 4(c), Employee shall be bound by the obligations of Section 13(a) and the Company shall have no obligation to make the Non-Competition Payments (as defined in Section 13(c) below). However, if the employment relationship is terminated by any other circumstance or for any other reason, Employee's post-employment non-competition obligations required by Section 13(a) shall be subject to the Company's obligation to make the Non-Competition Payments specified in Section 13(c).

                  (c) Notwithstanding the provisions of Section 4 of this Agreement, whenever Employee's employment is terminated due to the expiration of the Employment Period in accordance with the provisions of Section 1, or due to Employee's Disability (Section 4(a)), or by the Company without Cause (Section 4(b)), unless the Company exercises its option as hereinafter provided, Employee shall be entitled to continue to receive payments (the "Non-Competition Payments") equal to his then current Annual Base Salary (as of the Date of Termination) during the Non-Competition Period. During the Non-Competition Period, the Employee shall not, however, be deemed to be an employee of the Company or be entitled to continue to receive any other employee benefits other than as set forth in Section 5 or Section 8. Moreover, the Non-Competition Payments shall be reduced to the extent Employee has already received lump-sum payments in lieu of salary and bonus pursuant to Section 5. The Company shall have the option, exercisable at any time on or within one (1) month after: (i) the date the Company gives the Employee notice that the Employment Period will not be extended (or in the case of failure to notify, on or within one month after the Renewal Deadline), in accordance with Section 1; or (ii) in the case of termination due to Employee's disability or by the Company without Cause, the Date of Termination, to cancel Employee's post-employment non-competition obligations under Section 13(a) and the Company's corresponding obligation to make the Non-Competition Payments. Such option shall be exercised by the Company mailing a written notice thereof to Employee in accordance with Section 17(b); if the Company does not send such notice within the prescribed one-month period, the Company shall remain obligated to make the Non-Competition Payments and Employee shall remain obligated to comply with the provisions of Section 13(a). The amounts to be paid by the Company are not intended to be liquidated damages or an estimate of the actual damages that would be sustained by the Company if Employee breaches his post-employment non-competition obligations. If Employee breaches his post-employment non-competition obligations, the Company shall be entitled to cease making the Non-Competition Payments and shall be entitled to all of its remedies at law or in equity for damages and injunctive relief.


         14. Obligations to Refrain From Competing Unfairly In addition to the other obligations agreed to by Employee in this Agreement, Employee agrees that during the Employment Period and for two (2) Year(s) following the Date of Termination, he shall not at any time, directly or indirectly for the benefit of any other party than the Company or any of its affiliated companies, (a) induce, entice, or solicit any employee of the Company or any of its affiliated companies to leave his employment, or (b) contact, communicate or solicit any customer of the Company or any of its affiliated companies derived from any customer list, customer lead, mail, printed matter or other information secured from the Company or any of its affiliated companies or their present or past employees, or (c) in any other manner use any customer lists or customer leads, mail, telephone numbers, printed material or material of the Company or any of its affiliated companies relating thereto.

         15. Successors (a) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. The Parent will require any successor (whether direct or indirect, by purchase, merger/ consolidation or otherwise) to all or substantially all of the business and/or assets of the Parent or the Parent to assume expressly and agree to perform the Parent's obligations hereunder in the same manner and to the same extent that the Parent would be required to perform them if no such succession had taken place. As used in this Agreement, "Parent" shall mean the Parent as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform the Parent's obligations hereunder by operation of law, or otherwise.

         16. Certain Definitions. The following defined terms used in this Agreement shall have-the meanings indicated:

                  (a) The "Change of Control Date" shall mean the first date on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Employee's employment with the Company is terminated or there is a change in the circumstances of the Employee's employment which constitutes Good Reason, and if it is reasonably demonstrated by the Employee that such termination or change in circumstances: (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control; or (ii) otherwise arose in connection with or anticipation of the Change of Control, then, for all purposes of this Agreement, the "Change of Control Date" shall mean the date immediately prior to the date of such termination or cessation.

                  (b) The "Change of Control Period" shall mean the period commencing on the Change of Control Date and ending on the last day of the Employment Period.

                  (c) "Change of Control" shall mean:

                           (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock of the Parent (the "Outstanding Parent Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Parent entitled to vote generally in the election of directors (the "Outstanding Parent Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Parent (excluding an acquisition by virtue of the exercise of a conversion privilege), (B) any acquisition by the Parent, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Parent or any corporation controlled by the Parent or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (A), (B) and (C) of subsection (iii) of this definition of "Change of Control" are satisfied; or

                           (ii) Individuals who, as of the effective date hereof, constitute the Board of Directors of the Parent (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Parent; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Parent's shareholders, was approved by (A) a vote of at least a majority of the directors then constituting the Incumbent Board of the Parent, or (B) a vote of at least a majority of the directors then comprising the Executive Committee of the Board of Directors of the Parent at a time when such committee consisted of at least five members and all members of such committee were either members of the Incumbent Board or considered as being members of the Incumbent Board pursuant to clause
         (A) of this subsection (ii), shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Parent; or

                           (iii) Approval by the shareholders of the Parent of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (A) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Common Stock and outstanding Parent Voting Securities immediately prior to such organization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Parent Common Stock and outstanding Parent Voting Securities, as the case may be, (B) no Person (excluding the Parent, any employee benefit plan or related trust of the Parent or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Parent Common Stock or Outstanding Parent Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                           (iv) Approval by the shareholders of the Parent of
         (A) a complete liquidation or dissolution of the Parent or (B) the sale or other disposition of all or substantially all of the assets of the Parent, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Parent Common Stock and Outstanding Parent Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Parent Common Stock and Outstanding Parent Voting Securities, as the case may be, (B) no Person (excluding the Parent and any employee benefit plan or related trust of the Parent or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% 'or more of the outstanding Parent Common Stock or Outstanding Parent Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the Board of Directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of Directors of the Parent providing for such sale or other disposition of assets of the Parent.

                  (d) The term "affiliated company" shall mean any company controlled by, controlling or under common control with the Company.



                  (e) The term "Highest Recent Bonus" shall mean the highest Annual Bonus (annualized for any fiscal year consisting of less than twelve full months) paid or payable, including by reason of any deferral, to the Employee by the Company and its affiliated companies in respect of the two most recent full fiscal years ending on or prior to, (i) if prior to a Change of Control, the Date of Termination, or (ii) if after a Change of Control, the Change of Control Date.

         17. Miscellaneous. (a) This Agreement supersedes all previous agreements and discussions relating to the same or similar subject matters between Employee and the Company and shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board or a duly authorized committee thereof, shall have authority on behalf of the Company to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                 If to the Employee:

                          George R.,Champagne
                          10 Twin Greens Court
                          Kingwood, TX 77339

                 if to the Company:

                          SCI Executive Services, Inc.
                          1929 Allen Parkway
                          Houston, Texas 77019
                          Attention: Corporate Secretary

                 If to the Parent:

                         Service Corporation International
                         1929 Allen Parkway
                         Houston, Texas 77019
                         Attention: Corporate Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Employee's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder, including, without limitation, the right of the Employee to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (f) No breach, whether actual or alleged, of this Agreement by the Employee shall constitute grounds for the Company to withhold or offset any payment or benefit due to the Employee under any other agreement, contract, plan, program, policy or practice of the Company.

         IN WITNESS WHEREOF, the Employee and, pursuant to due authorization from the Board, the Company have caused this Agreement to be executed this 1st day of January, 1998.



                                   GEORGE R. CHAMPAGNE



                                   /s/ GEORGE R. CHAMPAGNE
                                   ---------------------------------------
                                                 "EMPLOYEE"

                                   SCI EXECUTIVE SERVICES, INC.


                                   By: /s/ CURTIS G. BRIGGS
                                      -----------------------------------------
                                   Name: Curtis G. Briggs

                                   Title: Vice President

                                              "COMPANY"

         Pursuant to due authorization from its Board of Directors, the Parent, by its execution hereof, absolutely and unconditionally guarantees to Employee the full and timely payment and performance of each obligation of the Company to Employee under this Agreement, waives any and all rights that it may otherwise have to require Employee to proceed against the Company for nonpayment or nonperformance, waives any and all defenses that would otherwise be a defense to this guarantee, and agrees to remain liable to Employee for all payment and performance obligations of the Company under this Agreement, whether arising before, on or after the date of this Agreement, until this Agreement shall terminate pursuant to its terms.


                                      SERVICE CORPORATION
                                        INTERNATIONAL,,



                                      By: /s/ JAMES M. SHELGER
                                         --------------------------------------
                                      Name:  James M. Shelger
                                             Senior Vice President
                                             General Counsel
                                              and Secretary

                                              "PARENT"

                                   SCHEDULE A

                            TO EMPLOYMENT AGREEMENT
                         REVISED AS OF JANUARY 1, 1998

                              GEORGE R. CHAMPAGNE





DIRECTOR:  Provident Services, Inc.
           Investment Capital Corporation


OFFICER:  Service Corporation International
          SCI Aviation, Inc.
          International Funeral Services, Inc.


OWNERSHIP INTEREST IN:


LOAN FROM:  Provident Credit Corp. - Mortgage Loan
            secured by residence.


OTHER:






     THE FOREGOING IS CERTIFIED TO BE TRUE AND CORRECT AS OF THE ABOVE NOTED
DATE.





                                                    /s/ GEORGE R. CHAMPAGNE
                                                    ----------------------------
                                                    GEORGE R. CHAMPAGNE